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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Brian S. Moore and Fred L. Hite and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the year ending December 29, 2007, of Symmetry Medical Inc. and any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        This power of attorney has been signed as of the 24th day of March, 2008, by the following persons:

/s/ FRANCIS T. NUSSPICKEL Francis T. Nusspickel, Director	/s/ FRANK TURNER Frank Turner, Director
/s/ STEPHEN B. ORESMAN Stephen B. Oresman, Director	/s/ JAMES S. BURNS James S. Burns, Director
/s/ CRAIG B. REYNOLDS Craig B. Reynolds, Director	/s/ JOHN S. KRELLE John S. Krelle, Director

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  Exhibit 24.1
POWER OF ATTORNEY